Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Freeport-McMoRan Inc. 2016 Stock Incentive Plan of our reports dated February 26, 2016, with respect to the consolidated financial statements and schedule of Freeport-McMoRan Inc. and the effectiveness of internal control over financial reporting of Freeport-McMoRan Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona

July 14, 2016